                                                       Rule 424(b)(3) and (c)
                                                    Registration No. 333-06793


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                          PROSPECTUS SUPPLEMENT NO. 1
                             dated October 1, 1996
                      (To Prospectus dated July 18, 1996)
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                            SFX BROADCASTING, INC.


        This Prospectus Supplement supplements the Prospectus dated July 18, 1996 (the "Prospectus") by SFX Broadcasting, Inc. ("SFX") relating to the resale by certain securityholders of SFX of certain shares of Series D Cumulative Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") of SFX, upon the terms and subject to the conditions set forth in the Prospectus.

        This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.



          The date of this Prospectus Supplement is October 1, 1996






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        This Prospectus Supplement dated October 1, 1996, hereby further amends the Prospectus dated July 18, 1996 as follows:

        The section of the Prospectus entitled "Selling Securityholders" is hereby amended by adding the following table:



                                    BENEFICIAL OWNERSHIP               BENEFICIAL OWNERSHIP
                                     ON THE DATE HEREOF                    AFTER SALE*
                                     ------------------    NUMBER OF       -------------
                                    NUMBER OF  PERCENT OF  SHARES TO   NUMBER OF  PERCENT OF
           NAME                      SHARES      CLASS     BE OFFERED    SHARES     CLASS
         -------                   ----------   -------    ----------    ------     -----

D.E. Shaw & Co. ..................... 23,000       **         23,000       0          **
 International, L.L.C

D.E. Shaw Investments, L.P. ......... 47,925      1.6         47,925       0          **

Merrill Lynch Pierce Fenner ......... 37,500      1.25        37,500       0          **
 & Smith, Inc.

New York Life Insurance ............. 69,200      2.3         69,200       0          **
 Company



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*  Assumes the sale of all shares of the Series D Preferred Stock being offered by the Registration Statement of which this Prospectus is a part.

** Less than 1%.


        The Series D Preferred Stock is exchangeable for Exchange Notes and convertible into SFX Class A Common Stock as described in the Prospectus. The foregoing chart assumes no such conversion or exchange.

        No other change or amendment is made hereby.